Exhibit 16.1

Grant Thornton

Accountants and Business Advisors

April 23, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	1st Constitution Bancorp File No. 000-32891

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of 1st Constitution Bancorp dated April 17, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/GRANT THORNTON LLP

2001 Market Street, Suite 3100
Two Commerce Square
Philadelphia, PA 19103
T 215.561.4200
F 215.561.1066
W www.granthornton.com

Grant Thornton LLP
US member of Grant Thornton International